UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      November 6, 2008

MISSION COMMUNITY BANCORP
(Exact name of Registrant as specified in its charter)

CALIFORNIA	333-12982	77-0559736
(State or other jurisdiction of incorporation)	(File Number)	(I.R.S. Employer Identification No.)

581 Higuera Street, San Luis Obispo, CA (Address of principal executive office)	93401 (Zip Code)

(805) 782-5000
(Issuer’s telephone number)

Not applicable
(Former name or former address, if changed since last report)

Item 2.02                                         Results of Operations and Financial Condition

On  November 6, 2008 Mission Community Bancorp (“MCB”) (OTCBB: MISS), reported third quarter 2008 net income of $125,000, or $0.10 per share, as compared to $242,000, or $0.29 per share on a diluted basis, for the same period in 2007.  Results for the third quarter of 2007 were augmented by a Bank Enterprise Award from the U.S. Treasury Department totaling $241,000; no awards have been received in 2008.

For the first nine months of 2008, MCB reported a net loss of $(1,327,000), or $(1.13) per share, which compares to net income of $514,000, or $0.61 per share on a diluted basis, for the first nine months of 2007.

Mission Community Bancorp’s total assets were $219 million as of September 30, 2008, a $56 increase from September 30, 2007.  Outstanding loans totaled $151 million, a $29 million, or 24% increase over the past year.  Deposits increased $23 million, or 18%, over the same period, to $150 million at the end of 2008’s third quarter.

Item 9.01.                                         Financial Statement and Exhibits

(a)              Financial statements of businesses required

None

(b)              Pro forma financial information

None

(c)              Exhibits

              99.1   Press Release dated November 6, 2008

Forward Looking Statements

This Form 8-K includes forward-looking information, which is subject to the "safe harbor" created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act and the Private Securities Litigation Reform Act of 1995.  When the Company uses or incorporates by reference in this Current Report on Form 8-K the words "anticipate," "estimate," "expect," "project," "intend," "commit," "believe" and similar expressions, the Company intends to identify forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2008	MISSION COMMUNITY BANCORP
By: /s/ RONALD B. PIGEON
Ronald B. Pigeon Executive Vice President/Chief Financial Officer